Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

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We hereby consent to the use of the audited consolidated financial statements of Western Media Group Corporation for the year ended December 31, 2002 and 2001 in the Form 10-KSB and S-8 filings of Western Media Group Corporation. These consolidated financial statements were audited by us as indicated in our report dated May 19, 2003.

/s/ Farber, Blicht, Eyerman & Herzog, LLP
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Farber, Blicht, Eyerman & Herzog, LLP